Exhibit 21

SUBSIDIARY                                         JURISDICTION OF INCORPORATION
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Watts Industries, Inc.                                        DE

Watts Regulator Co.                                           MA

Watts Securities Corporation                                  MA

Watts Investment Company                                      DE

Watts Finance Company                                         DE

Webster Investment Company                                    DE

Watts Drainage Products, Inc.                                 DE

Jameco Industries, Inc.                                       NY

Anderson-Barrows Metals                                       CA
Corporation

Webster Valve, Inc.                                           NH

Ames Holdings, Inc.                                           DE

Watts Spacemaker, Inc.                                        CA

Watts Radiant, Inc.                                           DE

Watts Distribution Company, Inc.                              DE

Watts Premier, Inc.                                           AZ

Watts Intermes GmbH                                           Austria

Watts Ocean NV                                                Belgium

Watts MTB EAD                                                 Bulgaria

Watts Industries Canada                                       Canada
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Watts Investment Company                                      Canada
Canada Ltd.

Tanguu Watts Valve Co., LTD                                   China

Watts Eurotherm SA                                            France

WIG Armaturen Vertriebs GmbH                                  Germany

Watts MTR GmbH                                                Germany

Watts Industries Germany GmbH                                 Germany

WSA Heizungs &                                                Germany
Sanitartechnik GmbH

WIC Verwaltungs &                                             Germany
Beteiligungs GmbH

Watts Dumser Verwaltungs GmbH                                 Germany

Watts Dumser GmbH & Co., KG                                   Germany

Watts Dumser Beteiligungs GmbH                                Germany

Watts Italy Holding SPA                                       Italy
f/k/a Intemes SpA

Watts Londa SPA                                               Italy

Watts Intermes                                                Italy
f/k/a WLI S.R.L.

Watts Cazzaniga S.p.A.                                        Italy

Idronica Line, S.r.l.                                         Italy

Immobiliare Cazziniga S.r.l.                                  Italy

Fimet S.r.l.                                                  Italy

Watts Stern Rubinetti S.r.l.                                  Italy

Watts Industries Europe BV                                    Netherlands

Philabel BV                                                   Netherlands
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Watts Ocean BV                                                Netherlands

Anderson Barrows Benelux BV                                   Netherlands

Watt Europe Services BV                                       Netherlands

Watts Industries, Sp. Z.o.o                                   Poland

Watts GRC SA                                                  Spain

Watts Intermes AG                                             Switzerland

Watts U.K. Ltd.                                               UK